EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Kronos Advanced Technologies, Inc. (the "Company") on Form 10-QSB for the fiscal quarter ended March 31, 2008 as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

DATED: February 11, 2008	KRONOS ADVANCED TECHNOLOGIES, INC.

By: /s/ Richard F. Tusing

Richard F. Tusing
acting President, acting Chief Executive
Officer, acting Principal Executive Officer,
Chief Financial Officer, Principal
Financial Officer, Chief Operating Officer,
Treasurer, Secretary, and Director

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sherb & Co., LLP and will be retained by Sherb & Co. LLP and furnished to the U.S. Securities and Exchange Commission or its staff upon request